                                                                    EXHIBIT 6.B.



                     CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                 April 17, 2002

Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

     I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 17 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 33-42133).

                                        Sincerely,


                                        /s/ Scott V. Carney
                                        ----------------------------------
                                        Scott V. Carney, FSA, MAAA
                                        Actuary